================================================================================
As filed with the Securities and Exchange Commission on June 29, 2001
                                                   Registration No. 333-________

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                              CV THERAPEUTICS, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

              DELAWARE                                      45-1570294
   (STATE OR OTHER JURISDICTION OF                       (I.R.S. EMPLOYER
   INCORPORATION OR ORGANIZATION)                       IDENTIFICATION NO.)

                               ------------------

                                3172 PORTER DRIVE
                           PALO ALTO, CALIFORNIA 94304
                                 (650) 812-0585
           (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES INCLUDING ZIP CODE)

               CV THERAPEUTICS, INC. EMPLOYEE STOCK PURCHASE PLAN
                            (FULL TITLE OF THE PLAN)

   LOUIS G. LANGE, M.D., PH.D.                             COPY TO:
     CHIEF EXECUTIVE OFFICER                       ALAN C. MENDELSON, ESQ.
      CV THERAPEUTICS, INC.                            LATHAM & WATKINS
        3172 PORTER DRIVE                           135 COMMONWEALTH DRIVE
   PALO ALTO, CALIFORNIA 94304                   MENLO PARK, CALIFORNIA 94025
          (650) 812-0585                                (650) 328-4600

              (NAME AND ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE
               NUMBER, INCLUDING AREA CODE, OF AGENT FOR SERVICE)

-------------------------------------------------------------------------------------------------------------------------
                                             CALCULATION OF REGISTRATION FEE
-------------------------------------------------------------------------------------------------------------------------
                                                              PROPOSED MAXIMUM      PROSPOSED MAXIMUM
                                            AMOUNT TO BE     OFFERING PRICE PER     AGGREGATE OFFERING      AMOUNT OF
TITLE OF SECURITIES TO BE REGISTERED        REGISTERED(1)        SHARE (2)              PRICE (2)        REGISTRATION FEE
-------------------------------------------------------------------------------------------------------------------------
Common Stock, $0.001 par value
issuable under CV Therapeutics, Inc.
Employee Stock Purchase Plan(3)                98,889           $50.06               $4,950,383.34          $1,237.60
-------------------------------------------------------------------------------------------------------------------------

(1) Pursuant to Rule 416, this Registration Statement shall also cover a presently indeterminate number of additional shares of the Registrant's Common Stock that may become issuable as a result of anti-dilution adjustments deemed necessary or equitable by the Board of Directors of the Registrant upon stock splits, stock dividends or other similar changes in capitalization. (2) Estimated for the purpose of calculating the registration fee pursuant to Rule 457(c) of the Securities Act of 1933, as amended, based on the average high and low prices for the Registrant's Common Stock at $50.06 as reported on the Nasdaq National Market on June 25, 2001. (3) The CV Therapeutics, Inc. Employee Stock Purchase Plan (the "ESPP") authorizes the issuance of a maximum of 323,889 shares, of which 98,889 of the authorized shares are being registered hereunder.

PROPOSED SALE TO TAKE PLACE AS SOON AFTER THE EFFECTIVE DATE OF THE REGISTRATION STATEMENT AS OPTIONS UNDER THE ESPP ARE EXERCISED.

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                                     PART I

         The information called for in Part I of the Form S-8 is not being filed with or included in this Form S-8 (by incorporation, by reference or otherwise) in accordance with the rules and regulations of the Securities and Exchange Commission.

                                     PART II

         By a registration statement on Form S-8 filed with the Securities and Exchange Commission (the "Commission") on January 8, 1997, Registration No. 333-19389 (the "First Registration Statement"), the Registrant previously registered 150,000 shares of its Common Stock reserved for issuance from time to time in connection with the ESPP. On August 11, 2000, by a registration statement on Form S-8 filed with the Commission, Registration No. 333-43560 (the "Second Registration Statement"), the Registrant previously registered 75,000 shares of its Common Stock reserved for issuance from time to time in connection with the ESPP. The Registrant is hereby registering an additional 98,889 shares of Common Stock issuable under the ESPP.

         Pursuant to General Instruction E of Form S-8, the contents of the First Registration Statement and the Second Registration Statement are incorporated by reference herein with such modifications as are set forth below.

ITEM 8.  EXHIBITS

         See the Exhibit Index on Page 4.


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
                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1993, as amended (the "Securities Act"), the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned thereunto duly authorized, in the city of Palo Alto, County of Santa Clara, State of California, on the 29th day of June, 2001.

                               CV THERAPEUTICS, INC.

                               By:         /s/ DANIEL K. SPIEGELMAN
                               -------------------------------------------------
                                              Daniel K. Spiegelman
                               Senior Vice President and Chief Financial Officer
                                  (Principal financial and accounting officer)


                                POWER OF ATTORNEY

         KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints LOUIS G. LANGE and DANIEL K. SPIEGELMAN, jointly and severally, his or her attorneys-in-fact and agents, each with power of substitution and resubstitution, for him or her and in his or her name, place or stead, in any and all capacities, to sign any amendments to this Registration Statement on Form S-8, and to file such amendments, together with exhibits and other documents in connection therewith, with the Securities and Exchange Commission, granting to each attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully as he or she might or could do in person, and ratifying and confirming all that the attorney-in-fact and agents, or his or her substitute or substitutes, may do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

        SIGNATURES                          TITLE                             DATE
-----------------------------   ----------------------------------        -------------
/s/ LOUIS G. LANGE
-----------------------------    Chairman of the Board and Chief          June 29, 2001
Louis G. Lange, M.D., Ph.D.             Executive Officer
                                  (Principal executive officer)

/s/ DANIEL K. SPIEGELMAN
-----------------------------   Chief Financial Officer (Principal        June 29, 2001
    Daniel K. Spiegelman         financial and accounting officer)

/s/ SANTO J. COSTA
-----------------------------              Director                       June 29, 2001
Santo J. Costa

/s/ R. SCOTT GREER
-----------------------------              Director                       June 29, 2001
R. Scott Greer

/s/ JOHN GROOM
-----------------------------              Director                       June 29, 2001
John Groom


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

        SIGNATURES                          TITLE                             DATE
-----------------------------   ----------------------------------        -------------

/s/ THOMAS L. GUTSHALL
-----------------------------              Director                       June 29, 2001
Thomas L. Gutshall

/s/ PETER BARTON HUTT
-----------------------------              Director                       June 29, 2001
Peter Barton Hutt

/s/ BARBARA J. MCNEIL
-----------------------------              Director                       June 29, 2001
Barbara J. McNeil, M.D., Ph.D.

/s/ COSTA G. SEVASTOPOULOS
-----------------------------              Director                       June 29, 2001
Costa G. Sevastopoulos, Ph.D.



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
                                INDEX TO EXHIBITS

EXHIBIT                          DESCRIPTION
-------                          -----------
 4.1*       CV Therapeutics, Inc. Employee Stock Purchase Plan, as amended.

 5.1        Opinion of Latham & Watkins.

23.1        Consent of Latham & Watkins (included in Exhibit 5.1 hereto).

23.2        Consent of Ernst & Young LLP, Independent Auditors.

24.1 Power of Attorney (included on the signature page to this Registration Statement).

* Filed as an exhibit to the definitive proxy statement filed April 6, 2000 (File No. 0-21643) and incorporated herein by reference.



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